UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/19/2008

Tesco Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of Principal Executive Offices, Including Zip Code)

713-359-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 19, 2008, Tesco Corporation and Tesco US Holding LP, an indirect, wholly-owned subsidiary of Tesco Corporation (collectively, the "Company"), entered into a second amendment (the "Second Amendment") to an amended and restated credit agreement dated June 5, 2007 with the Company's existing lenders and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the "Agreement"). The Agreement was attached as an exhibit to a Current Report on Form 8-K filed with the SEC on June 6, 2007, and was previously amended on December 21, 2007 as reported in a Current Report on Form 8-K filed with the SEC on December 26, 2007.

The Second Amendment increases the cap on capital expenditures permitted by the Company and its affiliates during fiscal quarters ending on or after March 31, 2008 but on or before September 30, 2008 to 85% of consolidated EBITDA (as defined in the Agreement). The foregoing summary is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Tesco Corporation

Date: March 20, 2008.	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment to Amended and Restated Credit Agreement